Shareholder Meeting Results LSF

At a special shareholders' meeting of the Loomis Sayles Funds held on October 5, 2000 shareholders of each Fund voted for the following proposal:

To approve new investment advisory agreements between the Trust on behalf of the Fund and Loomis Sayles & Company, L.P.

FUND NAME
VOTED
FOR
VOTED
AGAINST
ABSTAINED
VOTES
TOTAL
VOTES
Loomis Sayles Aggressive
Growth Fund
1,607,579
5,389
465,017
2,077,985
Loomis Sayles Bond Fund
78,083,272
817,607
1,754,588
80,655,467
Loomis Sayles Core Value
Fund
1,618,875
26,851
7,223
1,652,949
Loomis Sayles Emerging
Markets Fund
158,998
0
129
159,127
Loomis Sayles Global
Bond Fund
2,868,781
10,058
69,505
2,948,344
Loomis Sayles Global
Technology Fund
724,156
1,723
1,444
727,323
Loomis Sayles Growth
Fund
2,109,112
19,424
115,400
2,243,936
Loomis Sayles
Intermediate Maturity
Bond Fund
1,331,259
0
8,105
1,339,364
Loomis Sayles
International Equity
Fund
5,647,809
7,771
17,768
5,673,348
Loomis Sayles Investment
Grade Bond Fund
2,045,792
5,400
573,811
2,625,003
Loomis Sayles Mid-Cap
Value Fund
394,556
212
0
394,768
Loomis Sayles Short-Term
Bond Fund
2,536,917
25,946
4,942
2,567,805
Loomis Sayles Small Cap
Growth Fund
5,723,969
4,445
545,385
6,273,799
Loomis Sayles Small Cap
Value Fund
9,297,858
44,552
880,250
10,222,660
Loomis Sayles Worldwide
Fund
706,810
0
637
707,447
Loomis Sayles Research
Fund
200,461
0
0
200,461
Loomis Sayles Managed
Bond Fund
1,416,750
14,100
0
1,430,850
Loomis Sayles Municipal
Bond Fund
257,370
39,227
115
296,712
Loomis Sayles U.S.
Government Securities
Fund
775,175
0
30,262
805,437
Loomis Sayles High Yield
Fund
2,094,268
26,233
6,259
2,126,760